Exhibit 10.1(c)

June 1, 2015

J. E. Moody & Company LLC

245 SW Birds Hill Road

Portland, Oregon 97219-8503

Attention: John E. Moody

Re:	Management Agreement Renewals

Dear Mr. Moody:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2016 and all other provisions of the Management Agreements will remain unchanged.

•	JEM Master Fund L.P.

•	Commodity Advisors Fund L.P.

•	Tactical Diversified Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036 or fax to 866-428-9026. If you have any questions, I can be reached at 212-296-6808 or contact Jack Yuen at 212-296-1320.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

J.E. MOODY & COMPANY LLC

By:	/s/ John E Moody

Print Name:	John E Moody

PE/kg